EXHIBIT 99.1

8229 Boone Boulevard, Suite 802 Vienna, VA 22182. USA Telephone (703) 506-9460 www.cel-sci.com	COMPANY CONTACT: Gavin de Windt CEL-SCI Corporation (703) 506-9460

CEL-SCI ANNOUNCES PRICING OF $5 MILLION OFFERING OF

COMMON STOCK

Vienna, VA, November 16, 2023 – CEL-SCI Corporation (“CEL-SCI” or the “Company”) (NYSE American: CVM), a Phase 3 cancer immunotherapy company, today announced the pricing of an offering of 2,490,000 shares of its common stock to a single investor at an offering price of $2.00 per share, for gross proceeds of approximately $5 million, before deducting underwriting discounts and offering expenses. All of the shares of common stock are being offered by the Company. The offering is expected to close on November 20, 2023, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from this offering to fund the continued development of Multikine*, for general corporate purposes, and working capital.

ThinkEquity is acting as sole book-running manager for the offering.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-265995), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 1, 2022 and declared effective on July 15, 2022. The offering will be made only by means of a written prospectus. A prospectus supplement and accompanying prospectus describing the terms of the offering has been or will be filed with the SEC on its website at www.sec.gov. Copies of the prospectus supplement, when available, and the accompanying prospectus relating to the offering may also be obtained from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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CEL-SCI Corporation

November 16, 2023

About CEL-SCI Corporation

CEL-SCI is a clinical-stage biotechnology company focused on finding the best way to activate the immune system to fight cancer and infectious diseases.  The Company’s lead investigational therapy Multikine completed a pivotal Phase 3 clinical trial involving head and neck cancer, for which the Company has received Orphan Drug Status from the FDA.  The Company has operations in Vienna, Virginia, and near Baltimore, Maryland.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words "intends," "believes," "anticipated," "plans" and "expects," and similar expressions, are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such statements include, but are not limited to, statements about the offering. Factors that could cause or contribute to such differences include an inability to duplicate the clinical results demonstrated in clinical studies, timely development of any potential products that can be shown to be safe and effective, receiving necessary regulatory approvals, difficulties in manufacturing any of the Company's potential products, inability to raise the necessary capital and the risk factors set forth from time to time in CEL-SCI's filings with the Securities and Exchange Commission, including but not limited to its report on Form 10-K for the year ended September 30, 2022. The Company undertakes no obligation to publicly release the result of any revision to these forward-looking statements which may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

* Multikine (Leukocyte Interleukin, Injection) is the trademark that CEL-SCI has registered for this investigational therapy. This proprietary name is subject to FDA review in connection with the Company's future anticipated regulatory submission for approval. Multikine has not been licensed or approved for sale, barter or exchange by the FDA or any other regulatory agency. Similarly, its safety or efficacy has not been established for any use.